UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On February 6, 2015, The Advisory Board Company (the “Company”) entered into a Credit Agreement, dated as of February 6, 2015 (the “Credit Agreement”), with the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties to the agreement. The lenders under the Credit Agreement on the closing date of February 6, 2015 provided the Company with $675 million of senior secured credit facilities (the “Credit Facilities”) for application to the prepayment of all borrowings then outstanding under the Company’s prior credit agreement described in Item 1.02 of this report (the “Prior Credit Agreement”) and for general corporate purposes of the Company.

The Credit Facilities consist of (a) a five-year senior secured term loan facility in the original principal amount of $575 million (the “Term Facility”) and (b) a five-year senior secured revolving credit facility (the “Revolving Facility”) under which up to $100 million principal amount of borrowings and other credit extensions may be outstanding at any time.

The Company is the borrower under the Credit Facilities. As described below, the Company’s obligations under the Credit Facilities are guaranteed by the Company’s domestic subsidiaries, subject to certain exceptions, and the obligations of the Company and the subsidiary guarantors under the Credit Facilities are secured by a first-priority security interest in substantially all of the assets of the Company and such domestic subsidiaries.

The Credit Facilities contain customary negative covenants restricting certain actions that may be taken by the Company and its subsidiaries. Subject to specified exceptions, these covenants limit the ability of the Company and its subsidiaries to incur indebtedness, create liens on their assets, pay cash dividends, repurchase the Company’s common stock and make other restricted payments, make investments in or loans to other parties, sell assets, engage in mergers and acquisitions, enter into transactions with affiliates, enter into sale and leaseback transactions, and change their businesses. The Credit Facilities also contain customary affirmative covenants, including, among others, covenants requiring compliance with laws, maintenance of corporate existence, licenses, properties and insurance, payment of taxes and performance of other material obligations, and delivery of financial and other information to the lenders. The Company is required to maintain compliance with (a) a maximum total leverage ratio and (b) a minimum interest coverage ratio (the “financial covenants”), each measured as of the last day of any fiscal quarter of the Company, for a period consisting of the most recently completed four fiscal quarters of the Company.

The Credit Facilities contain customary events of default, as described in Item 2.03 of this report.

Term Facility. All $575 million of term loans available under the Term Facility were drawn on the facility closing date to prepay all borrowings outstanding under the Prior Credit Agreement. The Company will be able to elect, subject to pro forma compliance with the financial covenants and other customary conditions, to solicit the lenders under the Credit Facilities or other prospective lenders to add one or more incremental term loan facilities to the Credit Facilities or to increase commitments under the Revolving Facility in an aggregate amount of no more than (a) $150 million plus (b) the amount of voluntary prepayments of borrowings under the Credit Facilities not funded with the incurrence of other long-term indebtedness. Any such voluntary prepayments of loans under the Revolving Facility must be accompanied by permanent reductions of commitments under the Revolving Facility.

To the extent not previously paid, the Term Facility will mature, and all term loans outstanding under the facility will become due and payable, on February 6, 2020. The term loans are repayable in quarterly installments, commencing with the quarter ending on June 30, 2015, equal to a specified percentage of the aggregate principal amount drawn on the facility closing date, as follows: (a) 1.25% for each of the first eight full fiscal quarters following the facility closing date; (b) 2.5% for each of the ninth through twelfth full fiscal quarters following the facility closing date; and (c) 3.75% for each of the thirteenth through nineteenth full fiscal quarters following the facility closing date. The Company also is required to make principal prepayments under the Term Facility from the net proceeds of specified types of asset sales, casualty events and incurrences of debt. The Company may voluntarily prepay outstanding term loans without premium or penalty.

Amounts drawn under the Term Facility generally bear interest, payable quarterly, at an annual rate calculated, at the Company’s option, on the basis of either (a) an alternate base rate plus an initial margin of 1.75% or (b) the applicable London interbank offered rate (“LIBOR”) plus an initial margin of 2.75%, subject in each case to margin reductions based on the Company’s total leverage ratio from time to time. The interest rate on the alternate base rate loans will fluctuate as the base rate fluctuates, while the interest rate on the LIBOR loans will be adjusted at the end of each applicable interest period. Interest on alternate base rate loans will be payable quarterly in arrears, while interest on LIBOR loans will be payable at the end of each applicable interest period, except that, in the case of any interest period longer than three months, interest will be payable at the end of each three-month period.

Revolving Facility. The Revolving Facility was undrawn at the facility closing date. The Revolving Facility will mature, and all revolving loans outstanding under the facility will become due and payable, on February 6, 2020. The facility loans may be borrowed, repaid and reborrowed from time to time during the term of the facility. The Company may use the proceeds of borrowings under the Revolving Facility, when drawn, to finance working capital needs and for general corporate purposes, including permitted acquisitions.

Amounts drawn under the Revolving Facility generally bear interest, payable quarterly, at an annual rate calculated, at the Company’s option, on the basis of either (a) an alternate base rate plus an initial margin of 1.75% or (b) the applicable London interbank offered rate plus an initial margin of 2.75%, subject in each case to margin reductions based on the Company’s total leverage ratio from time to time.

The Company is obligated to pay a commitment fee at an initial annual rate of 0.40%, subject to reduction based on the Company’s total leverage ratio from time to time, accruing on the average daily amount of available commitments under the Revolving Facility.

Certain of the lenders under the Credit Facilities and their affiliates previously have performed and in the future may perform financial advisory, commercial banking and investment banking services for the Company, for which they have received for past services, and are expected to receive for future services, customary fees and expense reimbursements.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Credit Agreement.

Pledge and Security Agreement

On February 6, 2015, concurrently with their entry into the Credit Agreement, the Company and certain of the Company’s domestic subsidiaries, as Grantors, entered into a Pledge and Security Agreement, dated as of February 6, 2015 (the “Pledge and Security Agreement”), with JPMorgan Chase Bank, N.A., as Administrative Agent. Under the Pledge and Security Agreement, the Company and such subsidiaries have pledged, assigned and granted to the Administrative Agent, for the benefit of the lenders and other secured parties under the Credit Agreement, a first-priority security interest in substantially all of their tangible and intangible assets, including a pledge of some or all of the capital stock of each domestic subsidiary. A copy of the Pledge and Security Agreement is filed as Exhibit 10.2 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Pledge and Security Agreement.

Guaranty

On February 6, 2015, concurrently with their entry into the Credit Agreement, certain of the Company’s domestic subsidiaries entered into a Guaranty (the “Guaranty”) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the lenders and other secured parties under the Credit Agreement. Under this instrument, such subsidiaries have fully and unconditionally guaranteed the performance of the Company’s obligations under the Credit Agreement and the other loan documents, including payment of all amounts due from time to time under the Credit Facilities. A copy of the Guaranty is filed as Exhibit 10.3 to this report. The foregoing description is not complete and is subject to and qualified in its entirety by reference to the text of the Guaranty.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth in Item 1.01 of this report is incorporated by reference in this Item 1.02.

Effective February 6, 2015, in connection with the Company’s entry into the Credit Facilities, the Company and the other parties thereto terminated the Credit Agreement, dated as of January 9, 2015, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties to the agreement, under which the Company had obtained on January 9, 2015 a $725 million senior secured term loan facility (the “Prior Term Facility”) and a $50 million senior secured revolving credit facility (the “Prior Revolving Facility”). On January 9, 2015, the Company drew all $725 million of term loans available under the Prior Term Facility to fund a portion of the cash purchase price for all of the outstanding capital stock of Royall Acquisition Co. acquired by the Company on that date from Royall Holdings, LLC, as described in the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2015. On January 27, 2015, the Company repaid $150 million principal amount of term loans outstanding under the Prior Term Facility with the net proceeds of its sale of common stock pursuant to an offering thereof registered under the Securities Act of 1933, as reported in the Company’s Current Report on Form 8-K filed with the SEC on January 27, 2015, and other cash on hand.

On February 6, 2015, in connection with the termination of the Prior Credit Agreement, the Company repaid all $575 million principal amount of term loans outstanding under the Prior Term Facility and the Company and the other parties to the Prior Credit Agreement terminated the Prior Term Facility. As of the date of such repayment, the outstanding term loans repaid accrued interest at an annual rate of 5.0%. On February 6, 2015, in connection with the termination of the Prior Credit Agreement, the Company and the other parties to the Prior Credit Agreement terminated the Prior Revolving Facility, which was undrawn at all dates from the original extension of the facility on January 9, 2015.

Effective February 6, 2015, in connection with the termination of the Prior Credit Agreement, the Company and the other parties thereto also terminated the following related agreements:

•	Pledge and Security Agreement, dated as of January 9, 2015, among the Company, its domestic subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, under which the Company and such subsidiaries pledged, assigned and granted to the Administrative Agent, for the benefit of the lenders and other secured parties under the Prior Credit Agreement, a first-priority security interest in substantially all of their tangible and intangible assets, including a pledge of some or all of the capital stock of each domestic subsidiary; and

•	Guaranty, dated as of January 9, 2015, made by certain of the Company’s domestic subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the lenders and other secured parties under the Prior Credit Agreement, pursuant to which such subsidiaries fully and unconditionally guaranteed the performance of the Company’s obligations under the Prior Credit Agreement and the related loan documents, including payment of all amounts due from time to time under the Prior Term Facility and the Prior Revolving Facility.

The lenders under the Prior Term Facility and the Prior Revolving Facility and their affiliates previously have performed and in the future may perform financial advisory, commercial banking and investment banking services for the Company, for which they have received for past services, and are expected to receive for future services, customary fees and expense reimbursements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Items 1.01 and 1.02 of this report is incorporated by reference in this Item 2.03.

On February 6, 2015, upon the closing of the Credit Facilities as described in Item 1.01 of this report, the Company became obligated as the borrower, and certain of the Company’s domestic subsidiaries became obligated as guarantors, under $575 million principal amount of senior secured indebtedness under the Term Facility.

Subject to conditions of availability established under the Credit Agreement, the Company may become obligated as the borrower, and certain of the Company’s domestic subsidiaries may become obligated as guarantors, under up to an additional $100 million principal amount of senior secured indebtedness outstanding under the Revolving Facility at any time.

The payment of all outstanding principal, interest and other amounts outstanding from time to time under the Credit Facilities may be declared immediately due and payable upon the occurrence of an event of default under the Credit Agreement. The Credit Facilities contain customary events of default, including an event of default upon a change of control of the Company. An event of default also will occur under the Credit Facilities, subject to customary grace periods for some covenants, if the Company or, in some cases, a subsidiary guarantor or other subsidiary fails to make payments when due, makes a material misrepresentation, fails to comply with affirmative or negative covenants, defaults on other material indebtedness, fails to discharge material judgments, becomes subject to certain claims under ERISA, fails to comply with certain material agreements, or, in the case of the Company or a material subsidiary, becomes subject to specified events of bankruptcy, insolvency or reorganization or similar events. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lenders under the Credit Facilities would have the right to accelerate repayment of the indebtedness and other obligations owing under the Credit Agreement and the Guaranty, and foreclose on the collateral pledged under the Pledge and Security Agreement, to the extent permitted under the loan documents and applicable law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are herewith filed as exhibits to this report:

Exhibit No.	Exhibit

10.1	Credit Agreement, dated as of February 6, 2015, among The Advisory Board Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

10.2	Pledge and Security Agreement, entered into as of February 6, 2015, among The Advisory Board Company and the Subsidiaries of The Advisory Board Company party thereto, as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty made as of February 6, 2015 by the Subsidiaries of The Advisory Board Company party thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: February 10, 2015	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of February 6, 2015, among The Advisory Board Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto.

10.2	Pledge and Security Agreement, entered into as of February 6, 2015, among The Advisory Board Company and the Subsidiaries of The Advisory Board Company party thereto, as Grantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Guaranty made as of February 6, 2015 by the Subsidiaries of The Advisory Board Company party thereto in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.